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Exhibit 99.1

Contact:

Michael Botelho
Vice President, Strategy and Investor Relations
Nortek, Inc.
401.751.1600
 michael.botelho@nortek.com

 Nortek, Inc. Enters Into Definitive Merger Agreement with Melrose Industries PLC
— Melrose Industries PLC to acquire Nortek, Inc. for $86 per share in cash

        Providence, RI, July 6, 2016—Nortek, Inc. (Nasdaq: NTK) ("Nortek" or the "Company"), a global diversified industrial company with leading brands and innovative air management and technology-driven solutions for residential and commercial applications, today announced that it has signed an agreement and plan of merger (the "Merger Agreement") with Melrose Industries PLC ("Melrose"), a UK listed public company and Nevada Corp., a newly created wholly owned subsidiary of Melrose, to be acquired by Melrose for $86.00 per share in cash (the "Purchase Price")—an estimated total enterprise value of approximately $2.8 billion. The Purchase Price represents a premium of approximately 38% to Nortek's closing price on July 5, 2016, and a premium of approximately 80.4% to the volume weighted average price over the prior six month period.

        Pursuant to the terms of the Merger Agreement, Nevada Corp. will conduct an all-cash tender offer for 100% of Nortek's common stock (the "Offer") and, subject to the successful completion of the Offer, Nevada Corp. will merge with and into Nortek (the "Merger" and together with the Offer, the "Transactions") resulting in Nortek becoming a wholly owned subsidiary of Melrose. The Merger Agreement was unanimously approved by Nortek's and Melrose's Boards of Directors.

        Under the terms of the Merger Agreement, Melrose will commence the Offer as promptly as practicable and in any event by no later than July 11, 2016. Any shares of Nortek common stock not tendered in the Offer will be acquired by Melrose in the Merger and the holders thereof will be entitled to receive the Purchase Price. The Nortek Board intends to recommend that Nortek stockholders tender their shares to Melrose in the Offer.

        The closing of the Transactions is subject to Nortek stockholders validly tendering more than 50% of the outstanding shares of Nortek common stock prior to the expiration of the Offer. Certain stockholders of Nortek, affiliated with each of Ares Management LLC, Anchorage Advisor Management LLC and Gates Capital Management, Inc., owning approximately 68.7% of the outstanding shares of Nortek common stock in the aggregate, have entered into tender and support agreements with Melrose, pursuant to which such stockholders have agreed to tender their shares in the Offer, subject to certain limited termination rights. In addition, the Transactions will require the approval of Melrose's shareholders at a meeting that is expected to occur on July 25, 2016, as well as certain regulatory approvals and other customary closing conditions. Melrose's shareholders will be voting on three resolutions related to the Transactions, two of which require a simple majority of the votes cast to approve and one requires 75% of the votes cast to approve. The Merger Agreement does not contain a financing condition. The Transactions are expected to close by August 31, 2016.

        The Merger Agreement also provides for a window shop period through August 6, 2016, during which, subject to certain procedures outlined in the Merger Agreement, Nortek may enter into discussions and negotiations with third parties that submit an unsolicited proposal to acquire the Company. Should Nortek agree to accept a superior proposal prior to 11:59 p.m. (Eastern time) on August 6, 2016, Nortek would be required to pay to Melrose a termination fee equal to $50 million. For further information relating to the terms of the Merger Agreement and a complete copy of the Merger Agreement please see the Current Report on Form 8-K that will be filed by Nortek with the Securities and Exchange Commission today.

        "We are very pleased to have reached the proposed agreement with Melrose Industries, which represents a significant premium for our shareholders," said Nortek's President and Chief Executive Officer Michael J. Clarke. "We believe this partnership with Melrose will enhance Nortek's ability to further leverage its industry-leading brands and market positions to continue driving profitable growth. We believe this transaction will be a positive for our employees and customers alike."

        "We have watched and admired Nortek's progress for a long time and we are convinced we can steer this fine business to achieve its full potential," said Melrose's Chairman Christopher Miller. "We see a company full of hard-working, dedicated people who are really good at what they do. We can harness those strengths by meaningful long term investment and a vision based on our own experience in similar and relevant markets down the years. Melrose has been a highly successful custodian and builder of US businesses and we are confident that we can bring that expertise to build Nortek for the long term."

        Barclays, Citi and RBC Capital Markets are acting as financial advisors and Weil, Gotshal & Manges LLP is acting as legal counsel to Nortek. Nomura International is acting as financial advisor and Simpson Thacher & Bartlett LLP is acting as legal counsel to Melrose.

About Nortek

        Nortek is a global, diversified industrial company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. The Company's broad array of offerings includes ventilation products such as range hoods and bathroom fans, security and audio/video solutions, heating and cooling products, air management systems, and ergonomic and productivity solutions.

        As used herein, the term "Nortek" refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

About Melrose Industries PLC

        Melrose Industries is a UK listed public company. The Company's focus is to acquire high quality industrial manufacturing businesses with strong fundamentals whose performance can benefit from a change in circumstances. The strategy is based on supporting and incentivizing management teams to transform and grow their businesses without the burden of quarterly reporting or restrictive financing covenants, achieving above market profit growth and increased operating margins. Through a combination of overhead reduction and gross margin expansion, achieved through targeted investment in portfolio businesses, Melrose has been able to increase headline operating margins by five to nine percentage points in all historical investments. Melrose employs low levels of leverage but invests heavily in its businesses. On average, Melrose invests a further third of the original purchase price in its businesses post-acquisition.

Important Information

        The tender offer for the outstanding common stock of the Company referred to in this press release has not yet commenced. This press release is not an offer to purchase or a solicitation of an offer to sell shares of the Company's common stock. The solicitation and the offer to purchase shares of the Company's common stock will only be made pursuant to an offer to purchase and related materials that Melrose and Nevada Corp. intend to file with the Securities and Exchange Commission (the "SEC"). At the time the tender offer is commenced, Melrose and Nevada Corp. will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the tender offer. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO

(INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation / Recommendation Statement, will be made available to all holders of shares of the Company's common stock at no expense to them. The tender offer materials and the Solicitation / Recommendation Statement will be made available for free at the SEC's website at www.sec.gov.

Safe Harbor Statement

        This press release includes statements that constitute "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "intend," "may," "plan," "potential," "project," "seek," "should," "will," or "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on Nortek's current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, readers are urged to carefully review and consider the reports and filings of Nortek with the Securities and Exchange Commission including the description of "risk factors" set forth under Item 1A in our Annual Report on Form 10-K and any further disclosures the Company makes on related subjects in subsequent reports filed with the SEC.

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  Exhibit 99.1
Nortek, Inc. Enters Into Definitive Merger Agreement with Melrose Industries PLC — Melrose Industries PLC to acquire Nortek, Inc. for $86 per share in cash